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                                                                    EXHIBIT 23.5



                     CONSENT OF PERSON TO BECOME A DIRECTOR




         Pursuant to Rule 438 under the Securities Act of 1933, as amended (the "Act"), I hereby consent to the use of my name and any reference to me as a person nominated to become a director of BrightStar Information Technology Group, Inc. ("BrightStar") in the Prospectus constituting a part of BrightStar's Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission pursuant to the Act, and any amendments thereto.

Dated: February 17, 1998

                                                   /s/ JENNIFER T. BARRETT
                                                   -----------------------------
                                                       Jennifer T. Barrett